SCHEDULE 14A INFORMATION

                 Consent Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [ ]
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Check the appropriate box:
[ ]    Preliminary Consent Statement
[ ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Consent Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Rule 14a-12

                                 eXegenics Inc.
                (Name of Registrant as Specified In Its Charter)

                        Foundation Growth Investments LLC
                               EI Acquisition Inc.
   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

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                                                                    NEWS RELEASE
CONTACT:  MICHAEL PECHETTE
          FOUNDATION GROWTH INVESTMENTS
          (312) 551-9900

          JOHN FERGUSON (INFORMATION AGENT)
          MORROW & CO.
          BANKS AND BROKERS: (800) 654-2468
          STOCKHOLDERS: (800) 607-0088
          ALL OTHERS: (212) 754-8000

          RICK CONKLIN (DEALER MANAGER AND FINANCIAL ADVISER)
          WILLIAM BLAIR & COMPANY
          800-621-0687 ext. 5333

eXegenics Tender Offer Price Reduced to $0.37 Per Share to Reflect Diminishing Value of Equity and Offer Extended to August 1, 2003

CHICAGO, ILLINOIS, June 25, 2003 - Foundation Growth Investments LLC and EI Acquisition Inc. announced today that they are lowering their cash offer price from $0.40 per share to $0.37 per share for all of the outstanding shares of Common Stock and Series A Convertible Preferred Stock of eXegenics Inc. (Nasdaq:
EXEG). They further announced they are extending the expiration date of their offer to 12:00 Midnight, New York City time on Friday August 1, 2003.

Timothy Leonard, President of EI Acquisition Inc., made the following statement today: "It is highly unusual to reduce the price in a tender offer. However, given management's continued depletion of eXegenics' assets coupled with the company's growing contingent liabilities, we believe the real equity value of this company is declining rapidly.

We believe that our offer is the only opportunity for stockholders to realize any real value from their investments in eXegenics. The eXegenics management team has repeatedly misrepresented our offer. In a press release issued earlier today, management mischaracterized the real value of the company, by focusing solely on the company's cash position. In fact, our offer not only accounts for the company's cash position but also considers its numerous and growing liabilities, including employee severance agreements, professional fees and obligations, and lease and other contractual commitments. It is only when taking into consideration all of the assets, liabilities, and commitments of eXegenics that an appropriate value can be derived.

Since we initiated our offer, management has significantly reduced the value of the company's equity. The directors and officers have continued their historical pattern of profligate spending on financial and legal advisers, are defending themselves in personal litigation with the company's money, and have erected legal barriers to eXegenics' stockholders' ability to realize any value. This pattern has continued while the company operates with no business plan and essentially no revenue. Their assertions to the contrary, management is not enhancing stockholder value. The intentional delaying of our tender offer only causes further depletion of the company's assets. We believe the directors and

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officers are relying on the perceived apathy of their stockholders to enable them to squander the remaining resources of eXegenics.

An example of management's blatant attempt to protect themselves at the expense of stockholders is their recent misleading press release announcing the company's election of directors. Management manipulated the statistics presented to spin the impression that stockholders voted "overwhelmingly" in favor of the directors. In fact, the press release fails to mention a long list of material relevant facts, including the reason for the adjournment of the annual meeting, the fact that brokers have discretion to vote for directors even without beneficial owner direction, the fact that stockholders voted before disclosure of the class action lawsuit and the tender offer, and the fact that two of the directors listed on the proxy statement have resigned from the board following the filing of the class action lawsuit. Any suggestion that the director election is relevant to, much less a mandate to reject, our tender offer and consent solicitation is baseless.

Finally, Nasdaq intends to delist the stock from trading in 17 business days, on July 21, 2003. Thereafter, it will be much more difficult for the stockholders to sell their stock on the open market.

Our cash offer price -- which expires on August 1 -- is now $0.37 per share."

NOTICE FOR EXEGENICS STOCKHOLDERS

The complete terms and conditions of the offer are set forth in an offer to purchase, letter of transmittal, and other related materials which were filed with the Securities and Exchange Commission on May 29, 2003, as amended, and distributed to eXegenics stockholders. eXegenics stockholders are urged to read the tender offer documents because they contain important information. Investors are able to receive such documents free of charge at the SEC's web site, www.sec.gov, or by contacting Morrow & Co., Inc., the Information Agent for the transaction, at (800) 607-0088, or William Blair & Company, the Dealer Manager and financial adviser for the transaction, at (800) 621-0687 ext. 5333.

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF EXEGENICS INC.

                                      * * *

This announcement should not be construed to constitute a solicitation of any consent. Foundation Growth Investments has filed with the Securities and Exchange Commission a preliminary consent statement relating to the solicitation of consents with respect to the removal of removal of all directors from the eXegenics board and the appointment of a new slate of directors. Foundation Growth Investments will furnish to eXegenics' stockholders, a definitive consent statement and may file other consent solicitation materials. Investors and security holders are urged to read the consent statement and any other consent solicitation materials (when they become available) because they will contain important information.

Investors and security holders are able to obtain a free copy of the preliminary consent statement and the definitive consent statement (when it is available) and other documents filed by Foundation Growth Investments with the Commission at the Commission's website at www.sec.gov. In addition, you will also be able

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to obtain a free copy of the definitive consent statement (when it is available)
by contacting Morrow & Co., Inc., the Information Agent for the transaction, at
(800) 607-0088, or William Blair & Company, the Dealer Manager and financial adviser for the transaction, at (800) 621-0687 ext. 5333.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of consents of eXegenics stockholders are available in the preliminary consent statement filed by Foundation Growth Investments with the SEC on Schedule 14A.